EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 28, 2000 related to the financial statements of Sensors Unlimited, Inc. and to all references to our Firm included in Finisar Corporation's Amendment No. 1 to Form S-3 registration statement.

/s/ ARTHUR ANDERSEN LLP

Roseland, New Jersey
January 7, 2002